           CONTACTS: Media Inquiries                         Lin Cummins
               (248) 435-7112
     linda.cummins@arvinmeritor.com

          Investor Inquiries
               Terry Huch

               (248) 435-9426

     terry.huch@arvinmeritor.com

ARVINMERITOR PROVIDES BUSINESS UPDATE

•	Update on Status of Sale of Light Vehicle Systems Business
•	Announces Reorganization of Light Vehicle Systems Business
•	Provides Update on 2009 Fiscal Year Financial Reporting

TROY, Mich., (Jan. 8, 2009) ArvinMeritor, Inc. (NYSE: ARM) today provided an update on the previously announced process to sell its Light Vehicle Systems (LVS) business, the reorganization of LVS, and its 2009 financial reporting.

     “We are firmly committed to our long-term strategy of focusing on the commercial vehicle on- and off-highway market segments for both original equipment manufacturers and aftermarket customers,” said Chip McClure, chairman, CEO and president of ArvinMeritor. “As previously announced, we were in negotiations to sell the LVS business group in its entirety. However, in light of the unprecedented challenges in the credit markets and the volume weakness in our industry, we have determined that in this financial environment we cannot capture the appropriate value for LVS by selling the business as a whole. We are confident that this decision will ultimately generate the best returns for our shareholders.”

The company will reorganize its LVS business group to include:

•

Body Systems. While the company continues to pursue a sale of the Body Systems business separately, it will be managed to continue to improve its financial performance and to ensure that a future sale will provide an acceptable return to ArvinMeritor shareholders.

•	Chassis Systems. The company will continue to explore and evaluate strategic alternatives for a timely and orderly exit from this business.
•	Wheels. As previously announced, ArvinMeritor expects to retain the Wheels business.

In May 2008, ArvinMeritor announced a plan to spin off its LVS business to its shareholders within twelve months, contingent upon satisfactory financial and automotive market conditions. Due to the challenging market environment, in October 2008 the company announced that while a spin-off was still an option, it was also investigating alternatives to achieve the separation, including a potential sale. With today’s announcement, ArvinMeritor remains committed to separating the businesses.

Management Structure
        During an interim period, LVS Body Systems, as well as the LVS corporate staffs, will report to Jay Craig, ArvinMeritor’s chief financial officer. LVS Chassis Systems will report to Jim Donlon, executive vice president, and the Wheels business will to report to Mary Lehmann, senior vice president, Strategic Initiatives, and Treasurer.

Effective immediately, Phil Martens former president of LVS will leave the company to pursue other opportunities.

“We appreciate Phil’s commitment, dedication and many contributions to the LVS organization,” said McClure. “Phil’s comprehensive industry insight, international experience and focus on new product development have been valuable assets to our company.”

Update on 2009 Fiscal Year Financial Reporting
     At the ArvinMeritor 2008 Annual Analyst Day meeting held in New York on Dec. 9, the company provided 2009 first fiscal quarter guidance and a sensitivity analysis for certain financial metrics for expected continuing operations. Due to the changes announced today regarding LVS, the company expects the composition of continuing operations to be different than what was reflected in the news release and presentation distributed on Dec. 9, and assumed for the purposes of discussing the company’s continuing operations on a going forward basis. For that reason only, the company is withdrawing the guidance and the sensitivity analysis that was provided at that time.

About Light Vehicle – Body Systems and Chassis Systems
     ArvinMeritor’s LVS Body Systems is a world leader in the design and manufacture of components, systems and modules for car and light truck window, door, access control and roof applications. The LVS Chassis Systems business is focused on components and complete suspension systems for car and light trucks for global OEMs and the aftermarket.

About ArvinMeritor

     ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets, and light vehicle manufacturers. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company's Web site at: http://www.arvinmeritor.com/.

Forward-Looking Statements
This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions.  There are risks and uncertainties relating to the planned disposition of ArvinMeritor’s LVS business, including the timing and certainty of completion and the terms of any transaction or transactions. In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes; availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.